Exhibit 23.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Zymeworks Inc.

We consent to the incorporation by reference in the registration statement (No. 333-217630) on Form S-8 of Zymeworks Inc. of our report dated March 14, 2018 with respect to the consolidated balance sheets of Zymeworks Inc. at December 31, 2017 and December 31, 2016 and the related consolidated statements of loss and comprehensive loss, changes in redeemable convertible preferred shares and shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of Zymeworks Inc.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

March 14, 2018

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.